Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements:

(i)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 033-85156), filed October 14, 1994 with respect to registration of 300,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

(ii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 033-85158), with respect to registration of 100,000 shares of the Company’s common stock for the Company’s 1994 Non-Employee Directors’ Stock Option Plan;

(iii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-00597), filed January 31, 1996 with respect to registration of 400,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

(iv)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-00599), filed January 31, 1996 with respect to registration of 150,000 shares of the Company’s common stock for the Company’s 1994 Non-Employee Directors Stock Option Plan;

(v)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-27777) filed May 23, 1997 with respect to registration of 800,000 shares of the Company’s common stock for the 1994-Long Term Stock Incentive Plan;

(vi)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-44033), filed January 9, 1998 with respect to registration of 800,000 shares of the Company’s common stock for the Company’s 1994 Long-Term Stock Incentive Plan;

(vii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-80319), filed June 9, 1999 with respect to registration of 2,150,868 shares of the Company’s common stock for the Company’s Long-Term Stock Incentive Plan;

(viii)	the Registration Statement on Form S-3 of Semtech Corporation (File No. 333-95183), filed January 21, 2000 with respect to registration of 495,403 shares of the Company’s common stock in conjunction with the acquisition of USAR Systems, Incorporated;

(ix)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-50448) filed November 22, 2000 with respect to registration of 4,000,000 shares of the Company’s common stock for the Company’s Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan;

(x)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-60396) filed May 8, 2001 with respect to registration of 4,000,000 shares of the Company’s common stock for the Company’s Non-Director and Non-Executive Officer Long-Term Stock Incentive Plan and 200,000 shares of the Company’s common stock for Non-Statutory Stock Option Grants made to Directors in December 1997;

(xi)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-118802) filed September 3, 2004 with respect to registration of 550,000 shares of the Company’s common stock for Non-Qualified Stock Option Grants made to certain executive officers in November 2002 and April 2004;

(xii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-118804) filed September 3, 2004 with respect to registration of 4,902,200 shares of the Company’s common stock for the Company’s Long-Term Stock Incentive Plan;

(xiii)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-142151) filed April 16, 2007 with respect to registration of 3,097,800 shares of the Company’s common stock for the Company’s Long-Term Stock Incentive Plan;

(xiv)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-142153) filed April 16, 2007 with respect to registration of 600,000 shares of the Company’s common stock for Non-Qualified Stock Option Grants and Restricted Stock Awards to Chief Executive Officer Maheswaran;

(xv)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-152939) filed August 11, 2008 with respect to registration of 11,791,337 shares of the Company’s common stock for the Company’s 2008 Long-Term Equity Incentive Plan; and

(xvi)	the Registration Statement on Form S-8 of Semtech Corporation (File No. 333-163780) filed December 16, 2009 with respect to registration of 796,661 shares of Semtech’s common stock for Semtech’s 2009 Long-Term Equity Inducement Plan, 266,020 shares of Semtech’s common stock for Semtech’s 2000 SMI Assumed Plan and 683,205 shares of Semtech’s common stock for Semtech’s 2007 SMI Assumed Plan of our report dated April 24, 2009, relating to the financial statements of Sierra Monolithics, Inc. appearing in this Current Report on Form 8-K/A of Semtech Corporation dated February 22, 2010.

/s/ Deloitte & Touche LLP
Los Angeles, CA
February 22, 2010